Exhibit 99.1
Target Hospitality Provides Revised 2024 Outlook and Business Update Supported by Strength of Financial Position

THE WOODLANDS, Texas, June 27, 2024 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, today provided the following revised 2024 outlook and business update.

As previously announced, on June 10, 2024, the Company received notice that the U.S. government intends to terminate the South Texas Family Residential Center contract (“STFRC Contract”), effective in 60 days, or on or about August 9, 2024 (“Effective Date”).  The STFRC Contract was based on a fixed minimum lease revenue commitment and for the year ended December 31, 2023, contributed approximately $55.9 million in total consolidated revenue.

Regarding Target’s Pecos Children’s Center (“PCC”) community, since 2021, the PCC community has served as a cornerstone to the U.S. government’s domestic humanitarian aid mission and the Company anticipates a normal course renewal of this contract in November of 2024.  However, given the dynamic fluctuations in community population, Target believes it prudent to exclude from the revised 2024 outlook any incremental PCC variable revenue.

Target’s robust operating platform, network flexibility and commitment to maximize operational efficiencies has established an enhanced financial position.  These attributes support a highly durable and flexible operating model centered on an optimized balance sheet and robust liquidity profile.

As of May 31, 2024, the Company had approximately $147 million of cash and cash equivalents with approximately $322 million of total available liquidity, no outstanding borrowings on the Company’s $175 million credit facility and a net leverage ratio of 0.1 times.  Target anticipates achieving zero net debt by year end 2024, with over $350 million of total available liquidity.

Target’s contract portfolio provides a high degree of revenue visibility, coupled with an efficient operating structure, these elements support strong cash generation and an optimized balance sheet.  After giving effect to the recent STFRC Contract termination, PCC variable revenue contribution and continued positive operational momentum, the Company is providing a revised 2024 outlook, of:

•	Total revenue between $375 and $385 million
•	Adjusted EBITDA(1) between $184 and $190 million
•	Total capital spending between $25 and $30 million, excluding acquisitions
•	Anticipates zero net debt by year end 2024
•	Year end 2024 total available liquidity exceeding $350 million

TDR Proposal Update
On March 25, 2024 Target announced that the Board of Directors of Target Hospitality (“the Board”) received an unsolicited non-binding proposal from Arrow Holdings S.àr.l. (“Arrow”), an affiliate of TDR Capital LLP (“TDR”), to acquire all of the outstanding shares of common stock of Target Hospitality that are not owned by any of Arrow, any investment fund managed by TDR or any of their respective affiliates, for cash consideration of $10.80 per share (the “Proposal”).

The Board has established a special committee of independent directors (the “Special Committee”), and the Special Committee has retained Centerview Partners LLC and Ardea Partners LP as its financial advisors and Cravath, Swaine & Moore LLP as its legal advisor.  The Special Committee is in the process of reviewing and evaluating the Proposal.

The Special Committee has made no decision at this time with respect to the Proposal, and the Company does not undertake any obligation to provide any updates with respect to the Proposal or any other transaction, except as required by applicable law or other regulatory requirements.  There can be no assurance that any transaction will result from the Special Committee’s evaluation of the Proposal, or, if so, the timing, terms and conditions of such transaction.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements including variable occupancy levels associated with subcontracts in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the Senior Notes.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measure are unavailable to Target Hospitality without unreasonable effort. We cannot provide reconciliations of forward-looking Adjusted EBITDA to a GAAP financial measure because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a range of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculations. Target Hospitality provides an Adjusted EBITDA outlook because we believe that these measures, when viewed with our results under GAAP, provide useful information for the reasons noted below.
Definitions:
Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•
Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, and other immaterial expenses and non-cash items.

•	Transaction expenses: Target Hospitality incurred certain transaction costs during the first quarter of 2023 and 2024 associated with certain transactions, including the Proposal.
•
Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

•	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
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Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Utility and Purposes:
EBITDA reflects net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.
Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
Adjusted EBITDA is not a measurement of Target Hospitality's financial performance under GAAP and should not be considered as alternatives to Net income (loss), or other performance measures derived in accordance with GAAP. In addition, this non-GAAP measure may not be comparable to similarly titled measures of other companies. Target Hospitality's management believe that Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) it is among the measures used by Target Hospitality's management team to evaluate its operating performance; (ii) it is among the measures used by Target Hospitality's management team to make day-to-day operating decisions, (iii) it is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality's industry.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com

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